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EXHIBIT 21


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
                                                                        STATE OF
NAME                                                  INCORPORATION       OWNED
----                                                  -------------       -----
RCN Corporation                                             DE             100%
TEC Air, Inc.                                               DE             100%
RCN Entertainment, Inc.                                     DE             100%
ON TV, Inc.                                                 NY             100%
RCN Financial Management, Inc.                              DE             100%
RCN Internet Services, Inc.                                 DE             100%
UNET Holding, Inc.                                          DE             100%
Brainstorm Networks, Inc.                                   CA             100%
RCN Telecom Services, Inc.                                  PA             100%
RCN International Holdings, Inc.                            DE             100%
RCN Telecom Services of Illinois, LLC                       IL             100%
21st Century Telecom Services, Inc.                         DE             100%
RCN Cable TV of Chicago, Inc.                               DE             100%
RCN Telecom Services of Massachusetts, Inc.                 MA             100%
RCN Telecom Services of Philadelphia, Inc.                  PA             100%
RCN Telecom Services of Virginia, Inc.                      VA             100%
RCN Telecom Services of Washington, D.C., Inc.              DC             100%
RLH Property Corporation                                    NJ             100%
RCN Finance, LLC                                            DE             100%
RCN-BecoCom, LLC                                            MA           70.24%
Starpower Communications, LLC                               DE              50%
Hot Spots Productions, Inc.                                 NY             100%
RFM 2, LLC                                                  DE             100%
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